As filed with the Securities and Exchange Commission on July 24, 1998

                                     Registration Statement No. 333-___________
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ORLEANS HOMEBUILDERS, INC.
                       (formerly named FPA Corporation)
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                              59-0874323
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             One Greenwood Square
                               3333 Street Road
                              Bensalem, PA 19020
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

               FPA Corporation 1992 Incentive Stock Option Plan
               ------------------------------------------------
                           (Full title of the plan)

                        Joseph A. Santangelo, Secretary
                             One Greenwood Square
                               3333 Street Road
                              Bensalem, PA 19020
                     -------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: (215) 245-7500
                                                             --------------

                                   Copy to:

                                Mark Migliaccio
                          Drinker Biddle & Reath LLP
                             1345 Chestnut Street
                            Philadelphia, PA 19107


-------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
  Title of             Amount of           Proposed maximum              Proposed           Amount of
securities to        shares to be            offering price          maximum aggregate     registration
be registered        registered(1)           per share (2)          offering price (2)          fee
-------------------------------------------------------------------------------------------------------
Common Stock,           200,000                  $1.50                  $300,000
par value $.01
per share

                         50,000                  2.125                   106,250
TOTAL                   250,000                                         $406,250              $119.85
-------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $2.125, the average of the high and low prices for the common stock as reported on the American Stock Exchange, Inc. on July 22, 1998.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                  On July 13, 1998, Orleans Homebuilders, Inc. (the "Company" or the "Registrant") filed with the Secretary of State of the State of Delaware an amendment (the "Amendment") to its Certificate of Incorporation changing its name from "FPA Corporation" to "Orleans Homebuilders, Inc." The Amendment was filed in accordance with the applicable provisions of the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-87694), relating to the FPA Corporation 1992 Incentive Stock Option Plan, except for the Items set forth below.


Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

                  Sylvan M. Cohen, a member of the Board of Directors of the Company, is of counsel to Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in the preparation of this Registration Statement.


Item 8.    Exhibits.
           --------

Exhibit 4 FPA Corporation 1992 Incentive Stock Option Plan (as amended as of December 4, 1996)

Exhibit 5             Opinion of Drinker Biddle & Reath LLP, counsel to the
                      Registrant

Exhibit 23(a)         Consent of PricewaterhouseCoopers LLP (Independent
                      Accountants)

Exhibit 23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

Exhibit 24            Powers of Attorney (included on signature page)

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bensalem, Commonwealth of Pennsylvania, on July 24, 1998.

                                             ORLEANS HOMEBUILDERS, INC.


                                             By: /s/ Jeffrey P. Orleans
                                                 ---------------------------
                                                 Jeffrey P. Orleans
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint JEFFREY P. ORLEANS, SYLVAN M. COHEN and JOSEPH A. SANTANGELO, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                                  Date
              ---------                                 -----                                  ----

 /s/ Jeffrey P. Orleans                 Chairman of the Board and Chief                    July 24, 1998
----------------------------            Executive Officer
Jeffrey P. Orleans

 /s/ Benjamin D. Goldman                Vice Chairman                                      July 24, 1998
----------------------------
Benjamin D. Goldman

 /s/ Michael Vesey                      President and Chief Operating                      July 24, 1998
----------------------------            Officer
Michael Vesey

 /s/ Sylvan M. Cohen                    Director                                           July 24, 1998
----------------------------
Sylvan M. Cohen


/s/ Robert N. Goodman                   Director                                           July 24, 1998
----------------------------
Robert N. Goodman

 /s/ Andrew N. Heine                    Director                                           July 24, 1998
----------------------------
Andrew N. Heine

 /s/ David Kaplan                       Director                                           July 24, 1998
----------------------------
David Kaplan

 /s/ Lewis Katz                         Director                                           July 24, 1998
----------------------------
Lewis Katz

 /s/ Joseph A. Santangelo               Chief Financial Officer, Treasurer                 July 24, 1998
----------------------------            and Secretary
Joseph A. Santangelo


                                 EXHIBIT INDEX




Exhibit
Number                       Description of Exhibit
------                       ----------------------

4 FPA Corporation 1992 Incentive Stock Option Plan (as amended as of December 4, 1996)

5        Opinion of Drinker Biddle & Reath LLP

23(a)    Consent of PricewaterhouseCoopers LLP

23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

24       Powers of Attorney (included on signature page)